Stephen Hamblett

LIMITED POWER OF ATTORNEY FOR
INSIDER REPORTING OBLIGATIONS

 KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints each of Robert W. Decherd, Dennis A. Williamson, Guy H.
Kerr, Russell F. Coleman, and Kay F. Stockler, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

 (1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto and any other similar forms) relating to the securities of Belo Corp., a Delaware corporation (the "Company"), with the United States
Securities and Exchange Commission, any national securities exchanges and the
Company, as considered necessary or advisable under Section 16(a) of the Securities
Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

 (2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each such attorney-in-fact and approves and ratifies any such release of information; and

 (3) perform any and all other acts which in the discretion of each such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

 The undersigned acknowledges that:

 (1) this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-
in-fact without independent verification of such information;

 (2) any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

 (3) neither the Company nor any of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the
Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement or other recovery under Section 16(b) of the Exchange Act; and

 (4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange
Act.

 The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

 This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered or faxed to Belo Corp., 400 S. Record
Street, Dallas, Texas 75202, Attention:  General Counsel (Fax 214/977-7116) or until termination of the undersigned's Section 16 reporting obligations with respect to
Company securities, whichever first occurs. This Limited Power of Attorney shall be automatically revoked as to any such attorney-in-fact upon such person's cessation of employment with the Company.

 IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be executed as of this 28th day of January, 2004.

     /s/ Stephen Hamblett
     Stephen Hamblett

STATE OF RHODE ISLAND )
   )
COUNTY OF PROVIDENCE )

 On this 28th day of January, 2004, Stephen Hamblett personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

 IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Bernice P. Cole

Notary Public

My Commission Expires:  1/16/04
(Seal)